                                                                    EXHIBIT 10.4


                                   ASSIGNMENT

                       (LAKES CORNING TO LAKES CLOVERDALE)

         THIS ASSIGNMENT is made as of the 28th day of February, 2003, between LAKES CORNING, LLC, a Minnesota limited liability company ("Assignor"), and LAKES CLOVERDALE, LLC, a Minnesota limited liability company ("Assignee").

                                    RECITALS

         A. Assignor and Assignee are each wholly owned subsidiaries of Lakes Gaming and Resorts, LLC, a Minnesota limited liability company ("Lakes"). Assignor and MRD Gaming, LLC, a California limited liability company ("MRD"), together own all of the membership interests in Pacific Coast Gaming - Corning, LLC, a Minnesota limited liability company ("Corning Joint Venture"). Assignee and MRD together own all of the membership interests in Pacific Coast Gaming - Santa Rosa, LLC, a Minnesota limited liability company ("Cloverdale Joint Venture"). The Corning and Cloverdale Joint Ventures have each been engaged in the business of developing casino projects on Indian lands pursuant to the terms of that certain Acquisition and Participation Agreement between MRD and Lakes dated August 7, 2000, as amended on October 12, 2000, October 11, 2001 and February 28, 2003, as previously assigned by Lakes to Assignor and Assignee (as amended, the "Participation Agreement").

         B. Corning Joint Venture entered into a series of agreements with the Paskenta Band of Nomlaki Indians of California (the "Tribe") relating to the financing and construction of a casino project near Corning, California. Corning Joint Venture then terminated its relationship with the Tribe pursuant to that certain Termination Agreement of Project Funding and Loan Agreement and Related Project Transaction Documents between the Corning Joint Venture and the Tribe dated October 11, 2001 ("Termination Agreement").

         C. In connection with winding up its business and with the intent to dissolve, Corning Joint Venture has pursuant to an Assignment of even date herewith assigned all of its rights under the Termination Agreement to MRD and to Assignor.

         D. Assignor also intends to wind up its business and dissolve. Assignor therefore desires to assign certain assets to Assignee, and Assignee desires to accept such assignment.

                                   ASSIGNMENT

         NOW, THEREFORE, in consideration of the foregoing recitals of fact (which are a part of this Agreement) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby take the following actions and agree as follows:

         1. ASSIGNMENT. Assignor does hereby assign, transfer, set over, grant, bargain, sell and deliver unto Assignee, all right, title and interest that Assignor has or may have in any assets, specifically including, but not limited to, any rights relating or arising from the Participation Agreement or any related agreements or documents, including those agreements and documents described on Exhibit A hereto (the "Assigned Assets"), to have and to hold said rights and property unto Assignee, its successors and assigns, to and for its or their use forever; provided however that such assignment does not include any delegation or assignment of duties or obligations under the Assigned Assets. Assignor agrees to deliver the original of the Corning Project Development Note promptly to Assignee and further agrees, upon the request of Assignee, to execute and deliver such further documents as may be reasonably necessary to effect this Assignment, including without limitation an endorsement of such note in the form attached hereto as Exhibit B.

         2. ACCEPTANCE OF ASSIGNED ASSETS. Assignee hereby accepts the assignment of the Assigned Assets.

         3. GOVERNING LAW. This Assignment shall be governed by Minnesota law, without regard to conflict of laws provisions thereof. The parties hereby consent to the jurisdiction of the state and federal courts located in Minneapolis, Minnesota, agree that any dispute relating to this Assignment shall be exclusively venued in such courts, and waive any argument that such venue is not convenient.

         4. COUNTERPARTS / FAXED SIGNATURES. This Assignment may executed in any number of counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one document. Faxed signatures shall be deemed originals.

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed with full authority.


                                            LAKES CORNING, LLC
In the presence of:


                                            By  /s/ Timothy J. Cope
---------------------------------              ---------------------------------
                                            Timothy J. Cope
                                            Its Chief Financial Manager


In the presence of:                         LAKES CLOVERDALE, LLC


                                            By   /s/ Timothy J. Cope
---------------------------------              ---------------------------------
                                            Timothy J. Cope
                                            Its Chief Financial Manager




  (Signature Page to Assignment Agreement -- Lakes Corning to Lakes Cloverdale)

                                                                       EXHIBIT A

                                 ASSIGNED ASSETS

1. Acquisition and Participation Agreement between MRD and Lakes dated August 7, 2000, as amended on October 12, 2000, October 11, 2001 and February 28, 2003, as assigned to Assignor by Lakes pursuant to Assignment and Assumption Agreement between Lakes and Assignor dated October 12, 2000.

2. Promissory Note in the amount of $9,200,000 payable by Corning Joint Venture to Assignor dated October 12, 2000 (Corning Project Development
         Loan).

3.       Pledge Agreement between MRD and Assignor, dated October 12, 2000.

4.       Security Agreement between MRD and Assignor, dated October 12, 2000.

5. Security Agreement between Cloverdale Joint Venture and Assignor and Assignee dated October 12, 2000.

6. Assignment of Limited Liability Company Interest by MRD in favor of Assignor dated October 12, 2000.

7. Guaranty executed by Cloverdale Joint Venture in favor of Assignor dated October 12, 2000.

                                                                       EXHIBIT B


                                   ENDORSEMENT

Lakes Corning, LLC, a Minnesota limited liability company, hereby assigns to Lakes Cloverdale, LLC, a Minnesota limited liability company, without recourse, all right, title and interest of Lakes Corning, LLC in, to and under the attached promissory note dated as of October 12, 2000 executed by Pacific Coast Gaming-Corning, LLC, a Minnesota limited liability company, and payable to the order of Lakes Corning, LLC in the original principal amount of $9,200,000.

Date: February 28, 2003                      LAKES CORNING, LLC


                                              By   /s/ Timothy J. Cope
                                                 -------------------------------
                                              Timothy J. Cope
                                              Its Chief Financial Manager